Adam M. Aron_________________

Chairman and CEO, Vail Resorts
New York Stock Exchange: “MTN”

For Immediate Release

Contact: Kelly Ladyga (970) 845-5720

Primarily Related to Stock Options Expiring in Near Term, Vail Resorts Chairman and CEO Adam Aron to Implement 10b5-1 Stock Trading Plan in December, 2005

-	More than 80 percent of stock options to be exercised in the Plan expire at their ten-year mark in July of 2006, July of 2007 and July of 2008
-	Expected proceeds to be used to acquire new long-term residence in Vail
-	Shares to be sold between December 12, 2005 and July 20, 2007 on a pre-set basis, with Aron having no control over the timing of such sales
-	Aron to retain a substantial investment in Vail Resorts

Vail, CO.--Oct. 24, 2005--Adam Aron, chairman and CEO of Vail Resorts (NYSE:MTN), announced today that on October 19, 2005 he adopted a Rule 10b5-1 trading plan (the “Plan”) to exercise 640,000 employee stock options issued under the Company's equity-based compensation plans and to sell the acquired Company common stock. Such option exercises and stock sales are scheduled to occur between December 12, 2005 and July 20, 2007, with the timing of such sales outside of Mr. Aron’s control. Mr. Aron has been employed by Vail Resorts since July 1996, and has heretofore never exercised any of his vested options. However, as such grants have a ten-year term, and expire worthless if not exercised within that time, he soon faces the expiration of previous option grants as early as July of 2006. More than 40 percent of the options included in this Plan expire in July, 2006; more than 70 percent expire by July, 2007; and more than 80 percent expire by July, 2008.

Mr. Aron is selling none of his more than 145,000 Vail Resorts shares (some 90 percent of which he currently owns and are fully vested). Also, he retains an additional 675,000 in-the- money options, which have not been included in this Plan, more than two-thirds that are vested and exercisable as of the Plan’s effective date. The value at market close on October 19 of those 145,000 shares was in excess of $4.7 million. Additionally, the in-the-money value of the 675,000 retained options not included in this Plan was in excess of $8.8 million. Accordingly, he will retain a sizeable investment in Vail Resorts of almost 65 percent of his current company holdings.

Mr. Aron intends to use the anticipated after-tax proceeds from those shares included in this Plan to acquire a new residence in Vail, CO, for his long-term personal use. He has previously entered into a binding contract to acquire such residence, which is now under construction, in the summer of 2007.

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ADAM M. ARON

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Commenting, Mr. Aron said, “Having worked for Vail Resorts for more than nine years, and never having exercised a single one of my vested options in that period, I am in a perplexing position. While there are risks and uncertainties in any business, including for Vail Resorts, I am highly optimistic about the continuing appeal of the Vail Valley of Colorado and about the future of Vail Resorts. Yet, I can also foresee valuable stock options literally expiring in the near-term, unless I exercise them before then. In so doing, I trust I am expressing both my strong confidence and commitment here, by retaining a sizeable personal investment in Vail Resorts, and also by using the proceeds of this envisioned option exercise to acquire a new residence in Vail for my long-term personal use.”

Mr. Aron entered into the Plan with an established brokerage firm in order to facilitate the exercise of stock options and as part of his personal long-term investment strategy for asset diversification and liquidity. Mr. Aron will have no control over the timing of option exercises or stock sales under the Plan. The Plan is scheduled to be effective through July 20, 2007, some 21 months from now. Vail Resorts announced fourth quarter and full-year fiscal 2005 earnings on October 5, 2005, and as such Mr.Aron could have then exercised Vail Resorts options and sold the underlying shares essentially immediately thereafter. However, he chose instead an effective commencement for the Plan of December 12, 2005, to coincide with a date after the next likely quarterly announcement for Vail Resorts earnings (for the first quarter of fiscal 2006).

The Plan announced today specifies the number of and which options may be exercised; the number of shares of the Company's common stock that may be sold; certain minimum limits as to the market prices for such sales; certain limits as to the maximum number of shares that can be sold; and under what circumstances at any one time. Such conditions have been pre-set both to optimize the potential value of the Plan for Mr. Aron, as well as to minimize from its implementation any disruption to Vail Resorts’ share price - all subject to the terms and conditions of the Plan.

Any transactions under the Plan will be reported by Mr Aron through individual Form 4 filings with the Securities and Exchange Commission. The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company's insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent prearranged transactions under the Rule 10b5-1 plan from being executed.

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ADAM M. ARON

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Mr. Aron has been chairman and CEO of Vail Resorts since July, 1996. Vail Resorts, Inc. is the leading mountain resort operator in the United States. The Company's subsidiaries operate the mountain resorts of Vail, Beaver Creek, Breckenridge and Keystone in Colorado, Heavenly in California and Nevada, and the Grand Teton Lodge Company in Jackson Hole, Wyo. The Company's subsidiary, RockResorts, a luxury resort hotel company, manages casually elegant properties across the United States. Vail Resorts Development Company is the real estate planning, development and construction subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.

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Statements in this press release, other than statements of historical information, are forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Such risks and uncertainties include but are not limited to: the ability or inability of Mr. Aron's brokerage firm to implement the 10b5-1 plan per the plan's terms and conditions; the effect of such implementation on Vail Resorts' stock pric; the possibility of a withdrawal of the 10b5-1 plan described above; economic downturns; terrorist acts upon the United States; threat of or actual war; ability to obtain financing on terms acceptable to Vail Resorts to finance its capital expenditure and growth strategy; Vail Resorts ability to develop its resort and real estate operations; competition in Mountain and Lodging businesses; failure to commence or complete planned real estate development projects; failure to achieve anticipated short and long-term financial benefits from planned real estate development projects; implications arising from new Financial Accounting Standards Board (“FASB”)/governmental legislation, rulings or interpretations; termination of existing hotel management contracts; Vail Resorts reliance on government permits or approval for use of federal land or to make additional improvements; Vail Resorts ability to integrate and successfully operate future acquisitions; expenses or adverse consequences of current or future legal claims; shortages or rising costs in construction materials; adverse changes in the real estate market and unfavorable weather conditions. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.

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